Exhibit 10.25

NON-QUALIFIED STOCK OPTION AGREEMENT

(Second Amended & Restated 2015 Stock Award and Incentive Plan)

This NON-QUALIFIED STOCK OPTION AGREEMENT is dated as of ______________ (the “Agreement”), is by and between Apartment Investment and Management Company, a Maryland corporation (the “Company”), and ______________ (the “Optionee”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Apartment Investment and Management Company Second Amended and Restated 2015 Stock Award and Incentive Plan (the “Plan”).

WHEREAS, on ______________ (the “Grant Date”) the Board of Directors (the “Board”) of the Company awarded the Optionee a non-qualified stock option, exercisable to purchase shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”), pursuant to, and subject to the terms and provisions of, the Plan.

NOW, THEREFORE, in consideration of the Optionee’s services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Number of Shares and Purchase Price. The Company hereby grants the Optionee a non-qualified stock option (the “Option”) to purchase ______________ shares of Common Stock (the “Option Shares”) at a purchase price per share equal to $ ________ (the “Exercise Price”), pursuant to the terms of this Agreement and the provisions of the Plan.

2. Period of Option and Conditions of Exercise.

(a) Unless the Option is previously terminated pursuant to this Agreement or the Plan, the Option shall terminate on the tenth anniversary of the Date of Grant (the “Expiration Date”). Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

(b) The Option shall be vested and exercisable as of the Grant Date with respect to 100% of the Option Shares.

3. Exercise of Option.

(a) The Option may be exercised only by the Optionee or, in the event of the death or incapacity of the Optionee, the Optionee’s successor, heir or legal representative. The Option shall be exercised by delivery to the Company of (i) a written notice, substantially in the form attached hereto as Exhibit A, specifying the number of shares for which the Option is being exercised to purchase, and (ii) full payment of the Exercise Price for such number of shares being purchased (in respect of such shares, the “Total Exercise Price”), in the manner provided below, and any transfer or withholding taxes applicable thereto.

(b) Payment of the Exercise Price for any shares being purchased shall be made as follows:

(i) The Optionee may satisfy all or any portion of the Total Exercise Price by delivery to the Company of cash, by certified or cashier’s check, or

(ii) The Optionee may satisfy all of any portion of the Total Exercise Price by (A) assignment, transfer and delivery to the Company, free of any liens, claims or encumbrances, of shares of Common Stock that the Optionee owns, or (B) assignment and transfer to the Company, free of any liens, claims or encumbrances, of common partnership units of Aimco OP L.P. (“OP Units”) that the Optionee owns. If the Optionee pays by assignment, transfer and delivery of shares of Common Stock, the Optionee must include with the notice of exercise the certificates for such shares of Common Stock, either duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company. If the Optionee pays by assignment and transfer of OP Units, the Optionee must include with the notice of exercise a duly executed assignment of all of the Optionee’s interest in such OP Units. For purposes of this Agreement, the value of all such shares

Exhibit 10.25

of Common Stock delivered by the Optionee will be their Fair Market Value, and the value of all OP Units assigned by the Optionee will be the Fair Market Value of the number of shares of Common Stock for which such OP Units are then subject to exchange upon a redemption of such OP Units. If the value of the shares of Common Stock delivered, or OP Units assigned, by the Optionee exceeds the amount required to be paid pursuant to this Section 3, the Company will provide to the Optionee, as soon as practicable, cash or a check in an amount equal to the value of any fractional portion of a share of Common Stock or OP Unit, and will issue a certificate to the Optionee for any whole share(s) of Common Stock or OP Units exceeding the number of shares of Common Stock or OP Units required to pay the Exercise Price for all shares being purchased; or

(iii) At the discretion of the Administrator, the Optionee may satisfy all of any portion of the Total Exercise Price by means of a cashless exercise procedure.

(c) Not less than 100 shares of Common Stock may be purchased at any time upon the exercise of the Option, unless the number of shares of Common Stock so purchased constitutes the total number of shares for which the Option is then exercisable. The Option may be exercised only to purchase whole shares of Common Stock, and in no case may a fractional share of Common Stock be purchased. The right of the Optionee to purchase shares for which the Option is then exercisable may be exercised, in whole or in part, at any time or from time to time, prior to the Expiration Date.

(d) The Company may require the Optionee to pay, prior to the delivery of any shares to which the Optionee shall be entitled upon exercise of the Option, an amount equal to the Federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect thereto. Alternatively, the Optionee may authorize the Company to withhold from the number of shares he or she would otherwise receive upon exercise of the Option, that number of shares having a Fair Market Value equal to the minimum statutory withholding taxes with respect thereto.

(e) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities laws as they are in effect on the date of exercise and the requirements of any stock exchange or national market system on which the Common Stock may be listed at the time of exercise. The Optionee understands that the Company is under no obligation to register, qualify or list the Option Shares with the Securities Exchange Commission, any state securities commission or any stock exchange or national market system to effect such compliance.

4. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any Federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld as a result of any taxable event arising in connection with the Option, in accordance with the terms of the Plan and applicable law.

5. No Right to Employment. Nothing in the Plan or this Agreement shall confer on the Optionee any right to continue in the employ of, or other relationship with, the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary or limit in any way the right of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary to terminate the Optionee’s employment or other relationship at any time, with or without cause.

6. No Rights as a Stockholder. Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date such shares are credited in electronic form in an account by the Company’s transfer agent or other designee or the date of issuance of a stock certificate for such shares.

7. Miscellaneous.

(a) Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement of the Company and the Optionee concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

Exhibit 10.25

(b) Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(c) Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Optionee will be deemed an original and all of which together will be deemed the same agreement.

(d) Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Legal Department of the Company at the principal office of the Company and, if to the Optionee, to the Optionee’s last known address contained in the personnel records of the Company.

(e) Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Optionee and their successors, assigns and legal representatives; provided, however, that the Option granted hereunder shall not be transferable by the Optionee (or the Optionee’s successor or legal representative) other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee, only by the Optionee or by his or her guardian or legal representative.

(f) Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

(g) Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.

(h) Plan Controls. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Optionee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APARTMENT INVESTMENT AND

MANAGEMENT COMPANY

By:

Name:

Title:

OPTIONEE:

By:

Name:

Address:

Exhibit A

Exhibit 10.25

NOTICE OF EXERCISE OF STOCK OPTION

________________, 20__

Apartment Investment and Management Company

4582 South Ulster Street

Suite 1450

Denver, CO 80237

Attn: General Counsel

Ladies and Gentlemen:

Reference is made to that certain Non-Qualified Stock Option Agreement, dated as of ____________________ (the “Agreement”), by and between Apartment Investment and Management Company (the “Company”) and ________________.

I am hereby exercising the Option to purchase __________ option shares at the exercise price of $_______ per share, for a total exercise price of $___________.

I am paying 100% of the total exercise price with respect to the option shares as follows:

___ By enclosing cash and/or a check payable to the Company in the amount of $__________.

___ By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, representing _______ shares of Common Stock.

___ By enclosing a duly executed assignment of _________ units of limited partnership interest in Aimco OP L.P. (“OP Units”) in favor of the Company and a certificate representing such OP Units.

___ By cashless same-day sale. I authorize my broker to pay out of my account to Aimco, the total exercise amount listed above and, if applicable, all taxes due for a Non-Qualified stock option.

I am paying 100% of the local, state and Federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

___ By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $______.

___ By hereby authorizing and directing the Company to withhold all amounts that the Company has advised me are due ($_________).

I acknowledge that the Company has no obligation to issue a certificate evidencing any option shares purchasable by me until the total exercise price of such option shares being exercised hereby and all applicable taxes are fully paid.

Very truly yours,

(Signature)

Name:

Address:

Phone: SSN: